UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 27, 2010
Date of Report (Date of earliest event reported)

PEAPACK-GLADSTONE FINANCIAL CORPORATION
(Exact name of Registrant as Specified in its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-16197                                  22-3537895
(Commission File Number)   (IRS Employer Identification No.)

158 Route 206, Peapack-Gladstone, New Jersey 07934
(Address of principal executive offices)

(908) 234-0700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07                         Submission of Matters to a Vote of Security Holders.

On April 27, 2010, the Annual Meeting of shareholders of Peapack-Gladstone Financial Corporation was held.  A total of 6,445,496 of the Corporation’s shares were present or represented by proxy at the meeting.  The Corporation’s shareholders took the following actions:

Proposal #1-Voted on the election of 11 persons, named in the Proxy Statement, to serve as directors of Peapack-Gladstone Financial Corporation for the ensuing year constituting the entire Board of Directors.  The following is a list of directors elected at the Annual Meeting with the number of votes “For” and “Against/Withheld” as well as the number of abstentions and broker non-votes.

Name	For	Against/Withheld	Abstentions	Broker Non-Votes
Anthony J. Consi, II	5,177,857	362,356	0	905,283
James R. Lamb	5,199,593	340,620	0	905,283
Robert M. Rogers	5,295,279	244,934	0	905,283
Pamela Hill	5,181,894	358,319	0	905,283
Edward A. Merton	5,172,054	368,159	0	905,283
Philip W. Smith, III	5,077,942	462,271	0	905,283
Frank A. Kissel	5,279,224	260,989	0	905,283
F. Duffield Meyercord	5,175,707	364,506	0	905,283
Craig C. Spengeman	5,242,613	297,600	0	905,283
John D. Kissel	5,194,216	345,997	0	905,283
John R. Mulcahy	5,164,742	375,471	0	905,283

Proposal #2-Compensation of Executive Officers.

The number of shares voted “For” and “Against/Withheld” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	5,992,617
Against/Withheld	398,202
Abstained	54,677
Broker Non-Votes	-

Proposal #3-Ratification of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The number of shares voted “For” and “Against/Withheld” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	6,389,647
Against/Withheld	36,848
Abstained	19,001
Broker Non-Votes	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: April 29, 2010	By:	/s/ Jeffrey J. Carfora
Jeffrey J. Carfora
Executive Vice President and Chief Financial Officer and
Chief Accounting Officer